Exhibit 99.1

       Cash Dividend Sequel to National Beverage NASDAQ Listing


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--June 15, 2007--National Beverage Corp. (NASDAQ:FIZZ):

    "The Board today, further confirming its pledge to 'deliver' to our shareholders, made its fifth distribution to investors in 38 months. Shareholders of record on July 20, 2007 shall be entitled to receive $.80 per share payable on or before August 17, 2007. A 100% stock dividend, another 20% stock dividend and three cash payments that will total $114 million is certainly tantamount to the Board's diligence," stated Nick A. Caporella, Chairman and Chief Executive Officer.

    "This is truly commendable by any measure, especially should one reflect on how and why National Beverage began its existence! More significant than the financial payback to investor/owners of earnings 'retained'...is the 'earned' respect of our peers for our dynamic creative and innovations within the soft drink industry," excitedly exclaimed Caporella.

    "We excel in a class of our own and have and will continue to set the standard for others in the development of flavor-based beverages in North America. This special 'flavor' significance follows true across all segments of our business - soft drinks, juices, teas, waters and energy drinks," Caporella concluded.

    National Beverage is highly innovative, making it unique as a pace-setter in the changing soft-drink industry. Its lineup of refreshment products consisting of - Energy Drinks and Fortified Powders, Vitamin Enhanced juices and waters, and new-to-come beverage supplements are geared toward the lifestyle/health-conscious consumer.

    Shasta(R) - Faygo(R) - Everfresh(R) and LaCroix(R) are aligned with Rip It(R) and FREEK(TM) energy products to make National
Beverage...America's Flavor-Favorite - soft-drink company.

    Fun, Flavor and Vitality...the National Beverage Way

    Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, Office of the Chairman, 954-581-0922